Exhibit 10.1

FOURTH AMENDMENT TO TRANSACTION DOCUMENTS

This FOURTH AMENDMENT TO TRANSACTION DOCUMENTS (this “Amendment”) is made as of the 3rd day of March 2011, by and between URIGEN PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business at 1700 North Broadway, Suite 330, Walnut Creek, CA 94596 (the “Borrower”), Urigen N.A., Inc., a Delaware corporation with its principal place of business at 1700 North Broadway, Suite 330, Walnut Creek, CA 94596 (the “Guarantor”), and PLATINUM-MONTAUR LIFE SCIENCES, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender and the Borrower previously entered into a Note Purchase Agreement, dated as of January 9, 2009 (the “Purchase Agreement”), which provided for the issuance to the Lender of a Senior Secured Convertible Promissory Note as set forth therein (the “January 2009 Note”), and the parties have executed certain documents and instruments in connection therewith;

WHEREAS, the Lender issued to the Borrower a series of Senior Secured Convertible Notes pursuant to the Purchase Agreement (the “Prior Notes”);

WHEREAS, the Lender converted its Prior Notes into a series of Convertible Preferred Stock of the Borrower (the “Series C Preferred Stock”) on or about April, 2010;

WHEREAS, on or about August 6, 2010, the Borrower issued to the Lender a $25,000 Promissory Note (the “Bridge Note”);

WHEREAS, the Borrower has failed to make required dividend payments on the Series C Preferred Stock and interest payments on the Bridge Note;

WHEREAS, the Borrower is indebted to the Lender in an amount equal to not less than $461,194.83 as of the date hereof (the “Outstanding Amount”);

WHEREAS, the Borrower has requested that the Lender extend additional credit in the principal amount of $150,000 (the “New Principal”), in substantially the form attached hereto;

WHEREAS, the Lender and the Borrower have agreed that the Outstanding Amount and the New Principal together shall be evidenced by one or more Convertible Promissory Notes (collectively referred to herein as the “Note”) to be issued to the Lender on the date hereof in the aggregate principal amount of $611,194.83 and in accordance with the terms of this Agreement; and

WHEREAS, the parties hereto wish to amend the Transaction Documents, as previously amended, to accomplish the foregoing as is set forth in more detail herein.

NOW, THEREFORE, in consideration of the foregoing and for the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION ONE
DEFINITIONS; REPRESENTATIONS

Section 1.1                      Terms Defined.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreement.

Section 1.2                      Representations and Warranties of Borrower.  The Borrower and the Guarantor  represent and warrant to the Lender as follows:

(a)           Except as otherwise set forth herein or in the Schedules and Exhibits hereto, the representations and warranties of the Borrower and the Guarantor made in the Transaction Documents remain true, complete and accurate in all material respects, and the covenants of the Borrower and the Guarantor are hereby reaffirmed, as of the date hereof.

(b)           Except as otherwise set forth herein or in the Schedules and Exhibits hereto, the Borrower and the Guarantor has each performed, in all material respects, all obligations to be performed by it to date under the Transaction Documents and no default or Event of Default exists thereunder or an event that with the passage of time or giving of notice or both, would constitute a default or an Event of Default.

(c)           Each of the Borrower and the Guarantor is a corporation duly organized, qualified, and existing in good standing under the laws of the State of Delaware and has full power and authority to consummate the transactions contemplated hereby.  The Borrower and the Guarantor are each duly qualified to do business in all states and other jurisdictions in which the character of the property owned by it or the nature of its activities causes such qualification to be necessary.

(d)           The execution, delivery and performance of this Amendment, the Guaranty (as defined below), the 2011 Warrant (as defined below) and the Note (collectively, the “Amendment Documents”) have been duly authorized by all necessary corporate actions of each of the Borrower and the Guarantor, are within the corporate power of Borrower and the Guarantor and are not in contravention of law, the Borrower’s or the Guarantor’s Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertakings to which the Borrower or the Guarantor is a party or by which the Borrower or the Guarantor is bound.  No approval of any person, corporation, governmental body or other entity is a prerequisite to the execution, delivery and performance by the Borrower and the Guarantor of the Amendment Documents to ensure the validity or enforceability hereof or thereof.

(e)           The Amendment Documents will constitute the legally binding obligation of Borrower and the Guarantor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and as enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

SECTION TWO
ISSUANCE OF NOTE; AMENDMENTS

Section 2.1                      Issuance of Note and Guaranty.    The Borrower shall, on the date hereof, issue to the Lender the Note in substantially the form attached hereto as Exhibit 2.1A.  The Guarantor has agreed, on the date hereof, to guaranty any and all obligations of the Borrower to the Lender pursuant to a Guaranty substantially in the form attached hereto as Exhibit 2.1B (the “Guaranty”).

Section 2.2                      Warrant Amendment.    In consideration of the Lender’s entry into this Agreement and the extension of credit pursuant to the Note, the Borrower has agreed to extend the term of certain common stock purchase warrants issued to the Lender as set forth in this Section 2.2.

(a)  Section 1 of the Stock Purchase Warrant, dated as of August 1, 2007 (the “2007 Warrant”), is hereby amended and restated to read in its entirety as follows:

1.           Term.         The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on August 1, 2007 and shall expire at 5:00 p.m., Eastern Time, on March 3, 2016 (such period being the “Term”).

(b) Section 1 of the Stock Purchase Warrant, dated as of April 19, 2010 (the “2010 Warrant”), is hereby amended and restated to read in its entirety as follows:

1.           Term.         The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on April 19, 2010 and shall expire at 5:00 p.m., Eastern Time, on March 3, 2016 (such period being the “Term”).

Section 2.3                      Warrant Issuance.    In consideration of the Lender’s entry into this Agreement and the extension of credit pursuant to the Note, the Borrower has agreed to issue to the Lender the Common Stock Purchase Warrant in substantially the form attached hereto as Exhibit 2.3 (the “2011 Warrant” and together with this Agreement, the Notes and the Collateral Documents, the “Amendment Documents”) to acquire up to 6,111,948 shares of Common Stock at an initial exercise price of $.125 on the terms set forth therein.

Section 2.4                      References in Purchase Agreement.    The parties hereto agree that:

(i)
the term “Conversion Shares” in the Purchase Agreement shall be deemed to mean shares of Common Stock issuable and/or issued upon conversion of the Notes or Preferred Stock or exercise of the 2007 Warrant, the 2010 Warrant and the 2011 Warrant;

(ii)	the term “Notes” shall be deemed to mean and refer to the Preferred Stock and the Note;

(iii)
nothing herein shall be deemed to amend (except as set forth expressly in this Section 2.4), release or waive any covenant or other obligation of the Borrower under the Purchase Agreement, all of which shall remain in full force and effect in accordance with the terms thereof; and

(iv)
notwithstanding anything to the contrary set forth in the Transaction Documents or the Purchase Agreement, the Lender acknowledges that the Borrower has not complied with its obligations to file periodic and other reports under the Securities Exchange Act of 1934, which non-compliance is hereby waived, for purposes of the Transaction Documents and the Purchase Agreement, through August 25, 2012, but not after such date.

SECTION THREE
MISCELLANEOUS

Section 3.1                      Transaction Documents.  The Borrower shall deliver the duly and validly executed Amendment Documents to the Lender, and such documents shall be included in the term “Transaction Documents” in the Purchase Agreement and the other Transaction Documents.

Section 3.2                      Future References.  All references to the Purchase Agreement and the other Transaction Documents shall hereinafter refer to such agreement as amended hereby.

Section 3.3                      Continuing Effect.  The provisions of the Transaction Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The Lender does not in any way waive the Borrower’s or the Guarantor’s obligations to comply with any of the provisions, covenants and terms of the Purchase Agreement and the other Transaction Documents, nor does the Lender waive any other right the Lender may have at law or in equity.  Without limiting the generality of the foregoing, in no event shall any price or other adjustment that may be triggered by the issuance of the Note or the 2011 Warrant be deemed waived hereunder.

Section 3.4                      Expenses.  Borrower agrees, regardless of whether or not the transactions contemplated hereby shall be consummated, to pay all reasonable expenses incurred by the Lender incident to such transactions in the preparation of documentation relating thereto, including all fees and disbursements of the counsel to the Lender, for services to the Lender, which amount may be deducted from the New Principal delivered to the Borrower on closing hereunder.

Section 3.5                      General.  Borrower and the Guarantor shall execute and deliver such additional documents and do such other acts as the Lender may reasonably require to implement the intent of this Amendment fully.  This Amendment may be executed in several counterparts by the Borrowers and the Lender, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment.  This Amendment shall be governed by the laws of the State of New York, without regards to the conflict of law provisions thereof.

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to the Transaction Documents to be executed as of the date first above written.

BORROWER:

URIGEN PHARMACEUTICALS, INC.

By:	/s/ Martin E. Shmagin
Name: Martin E. Shmagin
Title: Chief Financial Officer

GUARANTOR:

URIGEN N.A., INC.

By:	/s/ Martin E. Shmagin
Name: Martin E. Shmagin
Title: Chief Financial Officer

LENDER:

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Joan Janczewski
Name: Joan Janczewski
Title: COO

            Schedule 1: Liens

The Borrower has disclosed to the Lender the existence of a judgment lien in favor of Artizen, Inc. in the amount of Sixty Four Thousand Nine Hundred Eight Seven Dollars and Forty Six Cents ($64,987.46).